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                                                                     Exhibit 1


                             PROCENTURY CORPORATION
                                  COMMON SHARES

                             UNDERWRITING AGREEMENT


                                                        ________________, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
A.G. EDWARDS & SONS, INC.
Raymond James & Sons, Inc.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

         ProCentury Corporation, an Ohio corporation, formerly named ProFinance Holdings Corporation (the "Company"), and certain shareholders of the Company listed on Schedule I hereto (collectively, the "Selling Shareholders"), each confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. ("FBR"), A.G. Edwards & Sons, Inc. and Raymond James & Sons, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders of 8,900,000 common shares, without par value, of the Company (the "Common Shares") in the respective numbers of shares set forth opposite the names of the Company and each Selling Shareholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares of the Company set forth opposite the names of the Underwriters in
Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 1,335,000 additional Common Shares to cover over-allotments (the "Option Shares"), if any, by the Company to the Underwriters, acting severally and not jointly, in the respective numbers of Common Shares set forth opposite the names of the Underwriters in Schedule II hereto. The 8,900,000 Common Shares to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 1,335,000 Option Shares are hereinafter collectively referred to as the "Shares."

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-111294) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.


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The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "`Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         Each Selling Shareholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit A (collectively, the "Custody Agreement and Power of Attorney") pursuant to which each Selling Shareholder party thereto has placed the Initial Shares to be sold by such Selling Shareholder pursuant to this Agreement in custody of the Custodian (defined below) and appointed the persons designated therein as such Selling Shareholder's agents and attorneys-in-fact (collectively, the "Attorneys-in-Fact") with the authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

         The Company, the Selling Shareholders and the Underwriters agree as follows:

         1. SALE AND PURCHASE.

         (a) INITIAL SHARES. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $________, the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name and each Selling Shareholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Shareholder's name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Initial Shares set forth in Schedule II opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.


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         (b) OPTION SHARES. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company and the Custodian setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell the total number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

         2. PAYMENT AND DELIVERY.

         (a) INITIAL SHARES. Delivery to the Underwriters of Initial Shares shall be made in book-entry form through the facilities of the Depository Trust Company ("DTC") against payment therefor by wire or other immediately available funds at 9:30 a.m., New York City time, on the third full business day (fourth, if pricing occurs after 4:30 p.m., New York City time) following the date hereof (the time and date of the closing being referred to as the "Closing Time"). The closing shall take place at the offices of Baker & Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215, or such other place as the Company and the Representatives may agree.

         (b) OPTION SHARES. Delivery to the Underwriters of any Option Shares to be purchased by the several Underwriters shall be made in book-entry form through the facilities of DTC against payment therefor by wire or other immediately available funds at such time on the Date of Delivery (the "Option Closing Time"). The option closing shall take place at the offices of Baker & Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215, or such other place as the Company and the Representatives may agree.

         (c) MANNER OF DELIVERY. Unless the Representatives request otherwise, the Initial Shares and the Option Shares shall be delivered in global form and shall be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. If at the request of the Representatives the Initial Shares or the Option Shares are delivered in definitive form, certificates for such Shares shall be registered in such names and in such denominations as the


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Representatives shall request upon at least forty-eight (48) hours prior notice to the Company preceding the Closing Time or the Option Closing Time, as the case may be. Such certificates shall be made available to the Representatives for inspection and packaging not later than at least twenty-four (24) hours prior to the Closing Time or the Option Closing Time, as the case may be.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Underwriters that:

         (a) the Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company and each direct and indirect subsidiary of the Company (each, a "Subsidiary") have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

         (b) each of the Company and the Subsidiaries (all of which are named in Exhibit 21 to the Registration Statement except for those that are not required to be named therein pursuant to Item 601(b)(21) of Regulation S-K of the Commission (such named Subsidiaries, the "Significant Subsidiaries")) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

         (c) each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which it conducts its respective businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a "Material Adverse Effect" or "Material Adverse Change"); except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; and other than as disclosed in the Prospectus and except for Subsidiaries that are not Significant Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity

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securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

         (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

         (e) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which could not have a Material Adverse Effect;

         (f) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause
(ii) for such breaches or defaults which could not have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

         (g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares contemplated to be sold by it hereunder, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and approval of underwriting terms and arrangements by the National Association of Securities Dealers, Inc. (the "NASD");


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         (i) each of the Subsidiaries holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (the "Insurance Licenses") as are necessary to the conduct of its business as described in the Prospectus; each Subsidiary has fulfilled and performed all obligations necessary to maintain the Insurance Licenses; there is no pending or, to the knowledge of the Company after due inquiry, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and no insurance regulatory agency or body has issued, or to the knowledge of the Company, commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends or the making of any loan by any Subsidiary to its parent, which would have, individually or in the aggregate, a Material Adverse Effect or which is not described in the Registration Statement;

         (j) all reinsurance treaties and arrangements to which the Company or any Subsidiary is a party as a cedant are in full force and effect; neither the Company nor any Subsidiary is in material violation of or in material default in the performance, observance or fulfillment of any obligation, agreement, covenant or condition contained therein; neither the Company nor any Subsidiary has received any notice from any of the other parties to such treaties or arrangements that such other party intends not to perform such treaty; and, to the best knowledge of the Company, the Company and the Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Prospectus;

         (k) the 2002 statutory annual statements of each of the Subsidiaries required to prepare such statements and the statutory balance sheets and income statements included in such statutory annual statements, together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate insurance department of the jurisdiction of domicile of each such Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of the Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Subsidiaries for the periods covered thereby;

         (l) the Subsidiaries have made no material changes in their insurance reserving practices since December 31, 2003, except as described in the Registration Statement or where such change in such insurance reserving practices would not reasonably be expected to have a Material Adverse Effect;

         (m) the Company is not aware of any threatened or pending downgrading of its or any Subsidiary's financial rating from A.M. Best Company, Inc. (the "Rating Agency");

         (n) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the


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Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or any Selling Shareholder, are threatened by the Commission, and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information;

         (o) the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 11(d) hereof);

         (p) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T or Rule 424 of the Securities Act Regulations;

         (q) except as described in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Selling Shareholder, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are reasonably expected to result in a judgment, decree, award or order having a Material Adverse Effect;

         (r) the financial statements, including the notes thereto, included in (or incorporated by reference into) the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission, except as disclosed


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therein; the financial statement schedules included in the Registration
Statement and the amounts in the Prospectus under the captions "Prospectus Summary - Summary Financial Information" and "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the amounts in the Prospectus under "Summary Unaudited Pro Forma Condensed Financial Information" and "Pro Forma Information" (including the related notes) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

         (s) KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

         (t) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

         (u) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

         (v) there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

         (w) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar


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rights arising by operation of law, under the organizational documents of the
Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

         (x) the Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

         (y) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (z) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD;

         (aa) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

         (bb) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

         (cc) the form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq National Market;

         (dd) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

         (ee) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all material agreements expressly referenced in the Prospectus

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between the Company or any of the Subsidiaries and third parties are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles;

         (ff) the Company and each Subsidiary own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict (other than any which has been resolved) with (and neither the Company nor any Selling Shareholder knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect;

         (gg) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (hh) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions;

         (ii) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (or has received timely extension thereof) and have paid all taxes shown as due thereon (other than those contested in good faith for which adequate reserves have been provided); no tax deficiency has been asserted against any such entity, nor does any such entity nor any Selling Shareholder know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;

         (jj) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; provided, however, that it is hereby understood and agreed that this representation does not relate to any reinsurance activities of the Company;

         (kk) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect;

         (ll) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

         (mm) during the last five years, neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in either case in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

         (nn) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

         (oo) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or any Selling Shareholder, any employee or agent of the Company or any of the

Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

         (pp) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws,
(ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq National Market and/or any securities exchanges on which such securities are listed;

         (qq) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

         (rr) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

         (ss) except for the Underwriters' discounts and commissions, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

         (tt) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

         (uu) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         (vv) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate to have a Material Adverse Effect.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

         Each Selling Shareholder represents and warrants to the Underwriters that:

         (a) such Selling Shareholder has full power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of the Custody

Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Shareholder, have been given. Each of the Custody Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (b) such Selling Shareholder now has, and at the Closing Time will have, (i) good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Shareholder will deliver good and marketable title thereto, free and clear of any pledge, lien, encumbrance, security interest or other claim;

         (c) at the Closing Time, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with;

         (d) The performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of the Selling Shareholder, or
(ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Selling Shareholder is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Shareholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Shareholder;

         (e) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Selling Shareholder's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

         (f) such Selling Shareholder (i) has carefully reviewed the representations and warranties of the Company contained in this Agreement and has no reason to believe that such representations and warranties are untrue or incorrect, (ii) is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Effect and (iii) is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement or the Prospectus;

         (g) all material information with respect to such Selling Shareholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Regulations, contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

         (h) other than as permitted by the Securities Act and the Securities Act Regulations, such Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Shareholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Securities Act, the Securities Act Regulations or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (i) certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement and Power of Attorney which appoints the Company, as custodian (the "Custodian"), for such Selling Shareholder; such Selling Shareholder agrees that the Shares represented by the certificates held in custody for him or it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorneys-in-Fact, the Underwriters, each other Selling Shareholder and the Company; that the arrangements made by such Selling Shareholder for such custody and the appointment of the Custodian and the Attorneys-in-Fact by such Selling Shareholder are irrevocable; and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or the occurrence of any other event; if any Selling Shareholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or any of them, shall have received notice thereof;

         (j) such Selling Shareholder has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

         (k) such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for any such rights as are described in the Prospectus under "Shares Eligible for Future Sale;"

         (l) such selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those, if any, described in the Registration Statement and the Prospectus; and

         (m) except as otherwise disclosed to the Underwriters in writing, such Selling Shareholder is not a member of or an affiliate of or associated with any member of the NASD.

         5. CERTAIN COVENANTS OF THE COMPANY.

         The Company hereby agrees with each Underwriter:

         (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

         (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

         (c) to prepare the Prospectus in a form approved by the Underwriters and timely file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act

Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially the same as the version created to be transmitted to the Commission for filing via EDGAR, except for differences permitted by Regulation S-T and Rule 424 of the Securities Act;

         (d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

         (e) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

         (f) to furnish to the Underwriters for a period of three (3) years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the business and financial condition of the Company and the Subsidiaries, provided that (A) such information may be given legally pursuant to Regulation FD and Rule 10b-5 promulgated under the Exchange Act, (B) such information will be subject to such confidentiality and use restrictions as the Company may reasonably impose and (C) the obligations of the Company under this paragraph (f) shall be deemed satisfied by the placement of such information on the Company's internet website and timely notification to you of such placement;

         (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or counsel to the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;

         (h) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (i) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld, delayed or conditioned;

         (j) to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

         (k) to furnish to each Representative, not less than one (1) business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act (provided that such document may be given legally pursuant to Regulation FD and Rule 10b-5 promulgated under the Exchange Act and such document will be subject to such confidentiality and use restrictions as the Company may reasonably impose) and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

         (l) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

         (m) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earning statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of twelve (12) months beginning after the effective date of the Registration Statement;

         (n) to use its commercially reasonable best efforts to maintain the quotation of the Shares on the Nasdaq National Market and to file with the NASD all documents and notices required by the NASD of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market;

         (o) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

         (p) to refrain during a period of one hundred eighty (180) days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus or (C) equity-based awards granted pursuant to the Company's equity-based award plans including restricted shares and options to purchase Common Shares granted or to be granted to officers of the Company as described in the Prospectus;

         (q) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

         (r) to cause each 1% or greater shareholder, officer and director of the Company to furnish to the Representatives, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit B hereto (collectively, the "Lock-Up Agreements"), pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares, except for the sales of Common Shares by the Selling Shareholders pursuant to this Agreement, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case for a period of one hundred eighty (180) days from the date of the Prospectus, without the prior written consent of the Representatives on behalf of the Underwriters;

         (s) that the Company shall obtain or maintain, as appropriate, Directors and Officers liability insurance in the minimum amount of $15 million which shall apply to the offering contemplated herein;

         (t) if at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representatives, the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event;

         (v) that the Company will comply with all of the provisions of any undertakings in the Registration Statement; and

         (w) during the 90-day period after the Registration Statement becomes effective, the Company shall deliver to the Representatives concurrently with the public issuance thereof a copy of any press release or other public statement issued by the Company.

         6. CERTAIN COVENANTS OF THE SELLING SHAREHOLDERS.

         Each Selling Shareholder hereby agrees with each Underwriter:

         (a) to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person, within the meaning of the
Code) or Form W-9 (if the Selling Shareholder is a United States person, within the meaning of the Code);

         (b) to furnish to the Representatives, prior to the Closing Time, a Lock-Up Agreement pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any Common Shares or securities convertible into or exchangeable for Common Shares, except for the sale of Common Shares by the Selling Shareholders pursuant to this Agreement, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case for a period of one hundred eighty (180) days from the date of the Prospectus, without the prior written consent of the Representatives on behalf of the Underwriters;

         (c) if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Shareholder will promptly notify the Company and the Representatives; and

         (d) such Selling Shareholder agrees to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement.

         7. PAYMENT OF EXPENSES.

         (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the filing fees relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the quotation of the Shares on the Nasdaq National Market, (viii) the Company's costs and expenses in making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and its legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for NASD filing fees.

         (b) The Selling Shareholders and the Company, jointly and severally, agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Shareholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian).

         (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform its or their obligations under this Agreement, the Company also will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

         8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

         The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders hereunder and under the Custody Agreement and Power of Attorney on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and the Selling Shareholders of their respective obligations hereunder and under the Custody Agreement and Power of Attorney and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

         (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Baker & Hostetler LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, including the matters set forth on attached Exhibit C hereto.

         (b) The Company shall furnish to the Representatives at the Closing Time and on each Date of Delivery an opinion of Keating, Muething & Klekamp P.L.L., counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, including the matters set forth on attached Exhibit D hereto.

         (c) Each Selling Shareholder shall furnish to the Underwriters at the Closing Time an opinion of legal counsel to such Selling Shareholder reasonably acceptable to the Representatives and their counsel, addressed to the Underwriters and dated the Closing Time and in form and substance satisfactory to Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, including the matters set forth on attached Exhibit E hereto.

         (d) The Representatives shall have received from KPMG LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives and the Company, in form and substance satisfactory to the Representatives, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by "comfort letters" issued in connection with registered public offerings.

         (e) The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Squire Sanders & Dempsey L.L.P., dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

         (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

         (g) Prior to the Closing Time and each Date of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and
(iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

         (i) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company, other than as described in the Registration Statement, shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives' sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

         (j) The Shares shall have been approved for listing on the Nasdaq National Market.

         (k) The NASD shall not have raised any objection, which has not been resolved, with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) The Representatives shall have received Lock-Up Agreements from each officer, director, Selling Shareholder and 1% or greater shareholder of the Company, in the form of Exhibit B attached hereto, and such Lock-Up Agreements shall be in full force and effect.

         (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                  (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

                  (iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business or described in the Prospectus, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business or described in the Prospectus, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary except as contemplated in the Prospectus, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

         (n) Each Selling Shareholder will, at the Closing Time, deliver to the Underwriters a certificate, to the effect that:

                  (i) the representations and warranties of such Selling Shareholder set forth in this Agreement and in the Custody Agreement and Power of Attorney are true and correct as of such date; and

                  (ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Agreement and Power of Attorney at or prior to the date hereof.

         (o) The Company and the Selling Shareholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein and in the Custody Agreement and Power of Attorney, and the performance by the Company and the Selling Shareholders of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

         (p) Neither the Company nor any Subsidiary shall have been downgraded by the Rating Agency nor have been put on credit watch with negative implications (or similar action) by the Rating Agency.

         9. TERMINATION.

         The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) if a banking moratorium has been declared by New York or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States.

         If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

         If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

         10. INCREASE IN UNDERWRITERS' COMMITMENTS.

         If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within thirty-six (36) hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

         If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

         The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

         11. INDEMNITY AND CONTRIBUTION BY THE COMPANY, THE SELLING SHAREHOLDERS AND THE UNDERWRITERS.

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company),
(D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or any Application or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement, Prospectus or Application; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

         (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or any Application or (B) any omission or alleged omission to state a material fact required to be stated in either such Registration Statement, Prospectus or any Application, or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; but only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Shareholder to the Company expressly for use in such Registration Statement, Prospectus or Application; provided, however, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Shareholder to reimburse the Underwriters for in excess of the gross sale price of the Shares sold by such Selling Shareholder pursuant to this Agreement; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. The indemnity agreement set forth in this
Section 11(b) shall be in addition to any liabilities that the Selling Shareholders may otherwise have.

         (c) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Shareholder pursuant to subsection (a) above, such Underwriter shall promptly notify the Company or such Selling Shareholder, as applicable, in writing of the institution of such action, and the Company or such Selling Shareholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or such Selling Shareholder, as applicable, will not relieve the Company or such Selling Shareholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Shareholder, as applicable, in connection with the defense of such action, or the Company or such Selling Shareholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be material defenses available to it or them which are different from or additional to those available to the Company or such Selling Shareholder, as applicable, (in which case neither the Company nor such Selling Shareholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Shareholder, as applicable, and paid as incurred (it being understood, however, that neither the Company nor any Selling Shareholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Shareholder shall not be liable for any settlement of any such claim or action effected without its consent.

         (d) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Shareholder, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Shareholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus, or any Application, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, Prospectus or any Application or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(o) and this Section 11. The indemnity agreement set forth in this Section 11(c) shall be in addition to any liabilities that such Underwriter may otherwise have.

         If any action is brought against the Company, any Selling Shareholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Shareholder or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Selling Shareholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Shareholder or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

         (e) If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b), (c) and (d) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Shareholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Selling Shareholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection
(e)(i) and, if applicable (ii), above. Notwithstanding the provisions of this
Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Shareholder shall be required to contribute any amount in excess of the gross sale price of the Shares sold by such Selling Shareholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 11 are several in proportion to their respective underwriting commitments and not joint.

         12. SURVIVAL.

         The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in Sections 3, 4, 5, 6 and 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Shareholders or any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         13. NOTICES.

         Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention:
Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 2400 Corporate Exchange Drive, Suite 290, Columbus, Ohio 43231, Attention: Charles D. Hamm, Jr., Chief Financial Officer; or if to a Selling Shareholder, at the address of such Selling Shareholder set forth in Section 8 of the Custody Agreement and Power of Attorney executed and delivered by such Selling Shareholder.

         14. GOVERNING LAW; HEADINGS.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         15. PARTIES AT INTEREST.

         The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and the controlling persons, directors and officers referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         16. COUNTERPARTS AND FACSIMILE SIGNATURES.

         This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

         If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters.

                            Very truly yours,

                            PROCENTURY CORPORATION,
                              an Ohio Corporation


                            By:
                               ------------------------------------------------
                               Edward F. Feighan, Chairman of the
                               Board of Directors, President and Chief Executive Officer


                            SELLING SHAREHOLDERS LISTED ON
                            SCHEDULE I ATTACHED HERETO

                            By:
                               ------------------------------------------------

                               ------------------------------------------------
                                              Attorney-in-Fact

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
A. G. EDWARDS & SONS, INC.
RAYMOND JONES & SONS, INC.

     By: Friedman Billings, Ramsey & Co., Inc.


         By:
            --------------------------------------------------
         Name:
              ------------------------------------------------
         Title:
               -----------------------------------------------

For themselves and as Representatives of the other
Underwriters named on Schedule II hereto.

                                   SCHEDULE I


                                     NUMBER OF INITIAL         NUMBER OF OPTION
NAME OF PARTY SELLING SHARES         SHARES TO BE SOLD         SHARES TO BE SOLD
----------------------------         -----------------         -----------------
     ProCentury Corporation               8,000,000                 1,335,000

     DCB Financial Corp.                    450,000                     - 0 -

     Ohio Valley Banc. Corp.                450,000                     - 0 -
                                          ---------                 ---------

         Total                            8,900,000                 1,335,000
                                          =========                 =========

                                   SCHEDULE II

                                                NUMBER OF INITIAL
UNDERWRITER                                   SHARES TO BE PURCHASED
-----------                                   ----------------------

Friedman, Billings, Ramsey & Co., Inc.              [       ]
                                                    ---------

A.G. Edwards & Sons, Inc.                           [       ]
                                                    ---------

Raymond James & Sons, Inc.                          [       ]
                                                    ---------

[INSERT NAMES OF OTHER
 UNDERWRITERS]                                      [       ]
                                                    ---------

     Total                                          8,900,000
                                                    =========